Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of CASI Pharmaceuticals, Inc. of our report dated March 29, 2018 on our audits of the consolidated financial statements of CASI Pharmaceuticals, Inc. as of December 31, 2017 and 2016 and for the years then ended, which report is included in the Annual Report on Form 10-K of CASI Pharmaceuticals, Inc. for the year ended December 31, 2017.

/s/ CohnReznick LLP

Roseland, New Jersey
December 20, 2018